Exhibit 5

                                                September 15, 2000

         Re.      Admiralty Bancorp, Inc.
                  Registration Statement on Form SB-2


Admiralty Bancorp, Inc.
4400 PGA Boulevard, Suite 200
Palm Beach Gardens, New Jersey 33410


Dear Sirs:

         We have acted as counsel for Admiralty Bancorp, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to an aggregate of 1,100,000 shares of Class B common stock, no par value, of the Company (the "Class B Common Stock").

         In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company and such other certificates (including certificates of officers of the Company), records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, we are of the opinion that upon issuance and delivery by the Company of the Class B Common Stock, such Class B Common Stock will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            JAMIESON, MOORE, PESKIN & SPICER

                                            A Professional Corporation